UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 7, 2009

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 2300

Los Angeles, California 90067

(Address of principal executive offices)

(310) 358-3213

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors (the “Board”) of Public Media Works, Inc. (the “Company”) has enacted the following changes to the Board and Company management effective as of September 7, 2009:

Joseph Merhi has been appointed as the Chief Executive Officer and as a director of the Company. Mr. Merhi, age 55, has over thirty years of experience in the entertainment field, and has served as a producer or executive producer on over 100 films since 1986. Mr. Merhi has been a member of Montage Entertainment LLC since 2006, a company focused on international sales and distribution of films. The company produced “Columbus Day” starring Val Kilmer, and the bio picture “Betty Anne Waters” starring two-time Academy award winner Hilary Swank. From 2002 to 2004, Mr. Merhi served as a producer on several films for Warner Brothers and Franchise Pictures, including the highly anticipated sequel “The Whole Ten Yards”, “Alex and Emma” and “Spartan”. Since 1999, Mr. Merhi has also developed several real estate projects, including the only sound stage in Las Vegas, Nevada where content is currently being produced, and the plans for boutique hotels in West Hollywood, California and Las Vegas, Nevada. Mr. Merhi began his career in 1986 with the formation of PM Entertainment which produced, financed and distributed over 100-feature length films and two successful TV shows before it was sold to Echo Bridge in 1999.

Elie Samaha has been appointed as the President of the Company. Mr. Samaha, age 54, served as a producer and executive producer on over 80 films since 1995. Mr. Samaha has also been a member of Montage Entertainment LLC since 2006, a company focused on international sales and distribution of films. The company produced “Columbus Day” starring Val Kilmer, and the bio picture “Betty Anne Waters” starring two-time Academy award winner Hilary Swank. In 2000, Mr. Samaha formed Franchise Pictures, which in partnership with Warner Brothers, produced films including “The Pledge”, “Get Carter”, “The Whole Nine Yards”, “Driven”, and “City By The Sea”. From 1995 until 2000, Mr. Samaha was Co-Chairman of Millennium Films which produced fifteen films. Mr. Samaha also develops and manages several premier restaurants and nightclubs in the Los Angeles, California area.

Al Hayes has been appointed as the Chief Operating Officer of the Company. Mr. Hayes, age 41, has been the Chief Executive Officer, Corporate Secretary and a director of the Company since March 18, 2008. Effective September 7, 2009, Mr. Hayes resigned as the Chief Executive Officer of the Company. The resignation of Mr. Hayes was not due to any disagreements with the Company. Mr. Hayes continues to hold the position of Corporate Secretary and a director of the Company. Mr. Hayes served as the Chief Operating Officer of Chicago Pictures from November 2005 to December 2007. Chicago Pictures is a film production company which has produced films including “If I had Known that I was a Genius,” which was an Official Sundance entry for competition, and “Train Wreck.” Prior to his position with Chicago Pictures, Mr. Hayes was Head of Production for Gibraltar Entertainment films from May 2004 to November 2005. Gibraltar is a film production company which produced films including “The Flock”, “Van Wilder 2” and “Rescue Dawn”. From May 2001 to May 2004, Mr. Hayes was President of Premier Films, an independent film sales and marketing firm. Mr. Hayes has also co-produced two films, “The Heart is Deceitful above All Things” in 2004, which was selected for competition at the Cannes Film Festival in 2004, and “I Love Your Work” in 2003. Mr. Hayes holds a Bachelor of Arts Degree from California State University Long Beach and a Law Degree from Western State University.

Edward Frumkes has been appointed as a director of the Company. Mr. Frumkes, age 51, is a veteran international marketing executive in the entertainment industry. Since January 2004, Mr. Frumkes has been a partner with Gary Levinsohn in the Mutual Film Company which is a film production company. Mr. Frumkes was an executive with Warner Bros. from 1988 until 2000, where he served as the head of international theatrical distribution and marketing (President, Warner Bros. International Theatrical Distribution & Marketing), reporting directly to Warner’s co-Chairmen, Bob Daly and Terry Semel. In this position, Mr. Frumkes oversaw a staff in excess of 1,500 people working in over 200 different distribution entities spread throughout 135 countries. Mr. Frumkes joined Warner Bros. International in 1988, where he was promoted to Senior Vice President in 1992 and Executive Vice President in 1993, before his elevation to President in 1995. During his 13-year tenure at Warner Bros., Mr. Frumkes developed and implemented comprehensive release plans in markets throughout the world. Mr. Frumkes was responsible for the creation, implementation and control of combined overhead and marketing budgets in excess of $400 million per annum. Among the titles he launched to global success while at Warner Bros. were: “The Fugitive”, “The Bodyguard”, “JFK”, as well as “The Matrix”, the “Batman” and “Lethal Weapon” franchises.

Cyle Wehba has been appointed as a director of the Company. Since 2004, Mr. Wehba, age 27, has served as a Partner of BentleyForbes, one of the nation’s fastest growing, privately-held commercial real estate investment companies. BentleyForbes is focused on the acquisition, ownership and management of trophy Class A office buildings, luxury resort and hotel properties and select high-quality industrial and retail facilities in major markets throughout the United States. BentleyForbes’ real estate holdings include the Prudential Plaza in Chicago, Illinois; the Bank of America Plaza in Atlanta Georgia; the Watergate Building in Washington, D.C.; and the Four Seasons Resort and Golf Club in Irving, Texas. Mr. Wehba is also a standing member of the firm’s Executive Committee. As a Partner of BentleyForbes, Mr. Wehba is responsible for the development of the company’s real estate investment activities, acquisitions and financing opportunities. Mr. Wehba is also a member of the Real Estate Investment Committee of BentleyForbes, and participates in the company’s investment activities to ensure the company’s goals are aligned with the strategic vision of the Executive Committee.

Kevin Kearney had resigned from the Board of Directors of the Company. Mr. Kearney’s resignation is not due to any disagreements with the Company.

ITEM 8.01	Other Events

Effective September 7, 2009, the Company has re-located its headquarters to 10250 Constellation Blvd., Suite 2300, Los Angeles, California, 90067.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: September 8, 2009	By:	/s/ Joseph Merhi
Joseph Merhi Chief Executive Officer